SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2004

Global Crossing Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-16201	98-0407042
(State or Other Jurisdiction of Incorporation)	(Commissioner File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure

On August 16, 2004, Global Crossing Limited issued a press release announcing that it had completed the sale of its Global Marine Systems Limited subsidiary. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference as if set forth in full herein. In connection with this sale, Global Crossing North American Holdings, Inc. obtained a waiver under the Indenture for its 11% Senior Secured Notes due 2006 permitting the proceeds of the sale to be used in the Company’s business rather than applied in prepayment of the Senior Secured Notes. The waiver was granted by a subsidiary of Singapore Technologies Telemedia Pte Ltd. that is the holder of the Senior Secured Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2004

GLOBAL CROSSING LIMITED

	By:	/s/ Daniel O’Brien
	Name:	Daniel O’Brien
	Title:	Executive Vice President and Chief Financial Officer